CURO Group Holdings Corp. Announces
Fourth Quarter 2022 Financial Results
Chicago, Illinois--February 23, 2023-CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, omni-channel consumer finance company serving a full spectrum of non-prime and prime consumers in the U.S. and Canada, today announced financial results for its fourth quarter ended December 31, 2022.

Highlights
•Gross Loans Receivables increased 34.8% year-over-year to $2.1 billion
•Goodwill impairment of $107.8 million in U.S. Direct Lending and $37.4 million in Canada POS Lending
"2022 was a historical year for CURO as we completed our transformation into a full spectrum consumer lender focused on longer-term, lower credit risk products,” said Doug Clark, Chief Executive Officer.  “While the macroeconomic headwinds associated with rising interest rates and inflationary and recessionary pressures on the consumer have delayed our ability to recognize all of the benefits of our transformation, we strongly believe in the strength and foundation of our businesses and ability to provide long-term value and returns to our investors."

Consolidated Summary Results

We reported Net loss of $186.4 million ($4.60 loss per share) on total revenue of $217.2 million for the three months ended December 31, 2022, compared with Net loss of $28.9 million ($0.72 loss per share) on total revenue of $224.3 million for the three months ended December 31, 2021.

The $157.5 million increase in Net loss in the fourth quarter of 2022 compared to the same period in 2021 was primarily driven by a $174.9 million increase in other expense, offset by a favorable increase in benefit from income taxes of $12.1 million. The increase in other expense was primarily the result of a $107.8 million goodwill impairment charge recorded on the U.S. Direct Lending reporting unit during the quarter, a $37.4 million goodwill impairment charge recorded on the Canada POS Lending reporting unit, a $26.4 million increase in interest expense,$13.1 million of restructuring charges related to targeted U.S. and Canadian store closures and other cost saving initiatives and a $4.9 million net change in losses recognized on our equity method investment. The goodwill impairment charge on the U.S. Direct Lending Reporting unit was driven by rising interest rates, macroeconomic conditions and performance of recent acquisitions to date. The increase in interest expense in the fourth quarter of 2022 compared to the same period in 2021 was driven by (i) increased non-recourse asset-backed lending (ABL) borrowing to support organic loan growth and acquired portfolios, (ii) Senior Notes issued to fund in part our Q4 2021 Heights Finance acquisition, and (iii) an increase in benchmark rates on variable rate debt.

Net revenue decreased $8.3 million, or 6.4%, year over year for the three months ended December 31, 2022, primarily driven by lower interest and fees revenue attributable to our strategic change in product mix and the additional provision for loan losses driven by loan growth.

Year-over-year growth in Gross loans receivable of $539.5 million, or 34.8%, was primarily driven by an increase of $374.3 million or 81.5% in Canada POS lending as Flexiti continues to increase originations, and $111.4 million or 16.8%, due to the acquisitions of Heights Finance in Q4 2021 and First Heritage in Q3 2022 and an increase of $53.8 million, or 12.6%, for Canada Direct Lending due to organic loan growth, which was partially offset by the sale of the Legacy U.S. Direct Lending business in Q3 2022.

	As of or Quarter-to-Date
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Delinquency and Loss Ratios	2022	2022	2022	2022	2021
31-60 days delinquency ratio	2.1%	2.5%	2.4%	2.1%	2.4%
61-90 days delinquency ratio	1.2%	1.5%	1.8%	1.9%	2.0%
91+ days delinquency ratio	2.5%	2.6%	2.0%	2.2%	2.0%
Net charge-offs	14.8%	13.2%	24.0%	23.2%	24.4%

Operating expense for the fourth quarter of 2022 was $126.0 million, a decrease of $13.6 million, or 9.7%, from $139.6 million in the prior year quarter primarily related to the divestiture of our Legacy U.S. Direct Lending business partially offset by the acquisitions of Heights Finance and First Heritage.
Funding and Liquidity

As of December 31, 2022, we had principal debt balances outstanding of $2.6 billion, which consisted of approximately 65.5% of fixed rate or hedged variable rate debt and 34.5% of variable rate debt. We had $73.9 million of cash and cash equivalents on the Consolidated Balance Sheet and available for general corporate purposes.

Unrestricted cash and cash equivalents, together with $125.6 million in unused borrowing capacity and $123.6 million of unencumbered Gross loans receivable, provides approximately $323.1 million in available capital resources.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a full-spectrum consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of alternative data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate a number of brands including Cash Money®, LendDirect®, Flexiti®, Opt+®, Revolve Finance®, Heights Finance, Southern Finance, Covington Credit, Quick Credit, First Phase and First Heritage Credit.
Conference Call
CURO will host a conference call to discuss these results at 8:30 a.m. Eastern Time on Thursday, February 23, 2023. The live webcast of the call can be accessed at the CURO Investor Relations website at http://ir.curo.com/.
You may access the call at 1-833-953-2430 (1-412-317-5759 for international callers). Please ask to join the CURO Group Holdings call. A replay of the conference call will be available until March 2, 2023, at 5:00 p.m. Eastern Time. An archived version of the webcast will be available on the CURO Investors website for 90 days. You may access the conference call replay at 1-877-344-7529 (1-412-317-0088 for international callers). The replay access code is 3665641.
Final Results
The financial results presented and discussed herein are on a preliminary and unaudited basis; final audited data will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Table 1 - Consolidated Statements of Operations

(in thousands, unaudited)	Three Months Ended,					Twelve Months Ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
	2022	2022	2022	2022	2021	2022	2021

Revenue
Interest and fees revenue	$181,605	$180,515	$278,331	$264,956	$204,581	905,407	743,735
Insurance premiums and commissions	26,831	24,746	18,653	18,260	13,389	88,490	49,411
Other revenue	8,762	8,859	7,420	6,980	6,349	32,021	24,697
Total revenue	217,198	214,120	304,404	290,196	224,319	1,025,918	817,843
Provision for losses	94,849	78,399	129,546	97,531	93,640	400,325	245,668
Net revenue	122,349	135,721	174,858	192,665	130,679	625,593	572,175
Operating Expenses
Salaries and benefits	66,067	53,413	82,427	79,729	61,762	281,636	237,109
Occupancy	12,114	12,827	17,507	17,037	13,698	59,485	55,559
Advertising	3,692	5,244	12,707	10,500	13,938	32,143	38,762
Direct operations	11,832	11,729	20,293	20,274	19,504	64,128	60,056
Depreciation and amortization	8,337	9,499	8,672	9,814	7,270	36,322	26,955
Other operating expense	24,002	23,645	18,787	16,377	23,452	82,811	68,473
Total operating expenses	126,044	116,357	160,393	153,731	139,624	556,525	486,914
Other expense (income)
Interest expense	54,978	50,149	42,193	38,341	28,550	185,661	97,334
Loss (income) from equity method investment	1,932	2,309	1,328	(1,584)	(2,982)	3,985	(3,658)
Gain from equity method investment	—	—	—	—	—	—	(135,387)
Goodwill impairment	145,241	—	—	—	—	145,241	—
Loss on extinguishment of debt	689	3,702	—	—	—	4,391	40,206
Gain on change in fair value of contingent consideration	—	(11,354)	4,014	(265)	2,384	(7,605)	6,209
Gain on sale of business	—	(68,443)	—	—	—	(68,443)	—
Total other expense (income)	202,840	(23,637)	47,535	36,492	27,952	263,230	4,704
(Loss) income before income taxes	(206,535)	43,001	(33,070)	2,442	(36,897)	(194,162)	80,557
(Benefit) provision for income taxes	(20,142)	17,348	(6,990)	1,106	(8,018)	(8,678)	21,223
Net (loss) income	$(186,393)	$25,653	$(26,080)	$1,336	$(28,879)	$(185,484)	$59,334

Basic (loss) earnings per share	$(4.60)	$0.63	$(0.65)	$0.03	$(0.72)	$(4.59)	$1.44
Diluted (loss) earnings per share	$(4.60)	$0.63	$(0.65)	$0.03	$(0.72)	$(4.59)	$1.38

Weighted average common shares outstanding:
Basic	40,488	40,479	40,376	40,368	40,254	40,428	41,155
Diluted	40,488	40,835	40,376	41,308	40,254	40,428	43,143

Table 2 - Consolidated Balance Sheets

	As of
	Dec, 31	Sept 30,	Jun 30,	Mar 31,	Dec, 31
(in thousands, unaudited)	2022	2022	2022	2022	2021
ASSETS
Cash and cash equivalents	$73,932	$45,683	$37,394	$60,209	$63,179
Restricted cash	91,745	144,020	97,465	110,118	98,896
Gross loans receivable	2,087,833	1,894,427	1,592,815	1,628,568	1,548,318
Less: Allowance for loan losses	(122,028)	(102,743)	(90,286)	(98,168)	(87,560)
Loans receivable, net	1,965,805	1,791,684	1,502,529	1,530,400	1,460,758
Income taxes receivable	21,918	13,469	46,450	28,664	31,774
Prepaid expenses and other	53,057	65,167	25,370	40,112	42,038
Property and equipment, net	31,957	37,402	38,752	54,865	54,635
Investment in Katapult	23,915	25,848	28,157	29,484	27,900
Right of use asset - operating leases	61,197	64,683	64,602	114,305	116,300
Deferred tax assets	49,893	31,986	23,993	20,066	15,639
Goodwill	276,269	424,292	352,990	430,967	429,792
Intangibles, net	123,677	120,345	113,130	113,640	109,930
Other assets	15,828	12,774	8,558	9,535	9,755
Assets held for sale (1)	—	—	338,779	—	—
Total Assets	$2,789,193	$2,777,353	$2,678,169	$2,542,365	$2,460,596
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	$73,827	$66,723	$81,423	$84,783	$121,434
Deferred revenue	32,259	25,111	23,425	24,265	21,649
Lease liability - operating leases	62,847	66,370	67,339	120,593	122,431
Contingent consideration related to acquisition	16,884	15,770	30,354	26,687	26,508
Income taxes payable	—	—	4	—	680
Accrued interest	38,460	18,048	34,970	16,481	34,974
Liability for losses on CSO lender-owned consumer loans	—	—	—	7,166	6,908
Debt	2,607,314	2,449,316	2,189,431	2,090,085	1,945,793
Other long-term liabilities	11,736	11,563	12,146	13,679	13,845
Deferred tax liabilities	—	—	12,360	5,839	6,044
Liabilities held for sale (1)	—	—	111,137	—	—
Total Liabilities	$2,843,327	$2,652,901	$2,562,589	$2,389,578	$2,300,266
Total Stockholders' (Deficit) Equity	(54,134)	124,452	115,580	152,787	160,330
Total Liabilities and Stockholders' (Deficit) Equity	$2,789,193	$2,777,353	$2,678,169	$2,542,365	$2,460,596

(1) Assets held for sale and Liabilities held for sale represent the balance, as of June 30, 2022, for assets and liabilities, respectively, associated with the sale of the U.S. Legacy Direct Lending Business. The sale of the Legacy U.S. Direct Lending business closed in July 2022.

Table 3 - Consolidated Portfolio Performance

(in thousands, except percentages, unaudited)	Q4 2022	Q3 2022	Q2 2022(2)	Q1 2022	Q4 2021(1)
Gross loans receivable
Revolving LOC	$1,284,515	$1,129,387	$1,128,372	$1,015,338	$914,113
Installment loans	803,318	765,040	652,468	613,230	634,205
Total gross loans receivable (3)	$2,087,833	$1,894,427	$1,780,840	$1,628,568	$1,548,318

Lending Revenue:
Revolving LOC	$81,170	$77,037	$96,582	$91,023	$85,558
Installment loans(4)	100,435	103,478	181,749	173,933	119,023
Total lending revenue	181,605	180,515	278,331	264,956	204,581

Lending Provision:
Revolving LOC	$46,745	$41,787	$40,435	$37,447	$44,183
Installment loans(5)	46,442	33,510	86,484	57,435	47,529
Total lending provision	$93,187	$75,297	$126,919	$94,882	$91,712

NCOs (6)
Revolving LOC	$35,387	$30,907	$33,945	$34,372	$28,324
Installment loans(7)	38,168	31,372	71,056	60,386	48,487
Total NCOs	$73,555	$62,279	$105,001	$94,758	$76,811

NCO rate (annualized) (6) (8)
Revolving LOC	11.6%	10.8%	12.8%	14.4%	14.0%
Installment loans	19.6%	17.6%	44.8%	38.8%	48.8%
Total NCO rate(9)	14.8%	13.2%	24.0%	23.2%	24.4%

ALL rate (10)
Revolving LOC	6.1%	6.0%	6.7%	7.0%	7.5%
Installment loans	5.4%	4.6%	8.1%	5.5%	4.2%
Total ALL rate (11)	5.8%	5.4%	6.7%	6.0%	5.7%

31+ days past-due rate (10)
Revolving LOC	3.3%	4.1%	4.1%	3.7%	3.2%
Installment loans	9.6%	10.2%	9.2%	9.0%	8.6%
Total past-due rate(12)	5.8%	6.6%	6.1%	5.8%	5.5%

(1) On December 27, 2021, we acquired Heights Finance, which accounted for approximately $472 million of U.S. Direct Lending Installment loans as of December 31, 2021. As the period between December 27, 2021 and December 31, 2021 did not result in material loan performance, we have excluded Heights Finance from the table for the fourth quarter of 2021.

(2) Includes loan balances and activity classified as Held for Sale.
(3) Total combined gross loans receivable including receivables from installment loans originated by third-party lenders through CSO programs and guaranteed by the Company were $1,832.2 million, $1,673.0 million and $1,594.6 million as of June 30, 2022, March 31, 2022 and December 31, 2021, respectively, including installment loans – guaranteed by the Company of $51.3 million, $44.4 million and $46.3 million as of June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon the completion of the divestiture of the Legacy U.S. Direct Lending business. Total combined gross loans receivable and installment loans – guaranteed by the Company are non-GAAP measures. For a description of each non-GAAP metric, see "Non-GAAP Financial Measures.”

(4) Includes lending revenue from installment loans originated by third-party lenders through CSO programs and guaranteed by the Company of $3.9 million, $48.3 million, $49.0 million and $47.3 million for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(5) Includes provision from installment loans originated by third-party lenders through CSO programs and guaranteed by the Company of $0.0, $28.3 million, $21.7 million and $26.0 million for the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(6) NCOs presented above include $0.0 million, $0.5 million, $10.3 million, $5.0 million and $0.8 million for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively, related to the purchase accounting fair value discount, which are excluded from provision.

(7) Total consolidated NCOs included NCOs for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company of $1.6 million, $27.4 million, $21.5 million and $26.1 million for the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(8) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable; then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(9) Total consolidated NCO rate included the NCO rate for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company was 24.8%, 228.8%, 189.6% and 232.4% for the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(10) We calculate (i) Allowance for loan losses (ALL) rate and (ii) past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.
(11) Total consolidated CSO liability for losses for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company was 15.7%, 16.1% and 14.9% for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business. Total consolidated ALL and CSO liability for losses rate was 7.0%, 6.3% and 8.4% for the three months ended, June 30, 2022, March 31, 2022 and December 31, 2021, respectively.

(12) Total consolidated past-due rate included the past-due rate for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company was 2.6%, 4.5% and 3.1% for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

Table 4 - U.S. Direct Lending Segment - Operating Loss/Income

(in thousands, unaudited)	Three Months Ended,					Twelve Months Ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
	2022	2022	2022	2022	2021	2022	2021

Total revenue	$104,182	$107,430	$205,711	$198,399	$139,002	615,722	525,962
Provision for losses	44,117	32,073	97,563	66,825	57,925	240,578	166,033
Net revenue	60,065	75,357	108,148	131,574	81,077	375,144	359,929
Total operating expenses	80,803	76,067	115,633	110,941	93,085	383,444	338,708
Segment operating (loss) income	$(20,738)	$(710)	$(7,485)	$20,633	$(12,008)	$(8,300)	$21,221

Table 5 - U.S. Direct Lending Segment - Portfolio Performance

(in thousands, except percentages, unaudited)	Q4 2022	Q3 2022	Q2 2022(2)	Q1 2022	Q4 2021(1)
Gross loans receivable
Revolving LOC	$—	$—	$58,471	$49,077	$52,532
Installment loans	773,380	739,100	627,651	589,652	137,782
Total gross loans receivable (3)	$773,380	$739,100	$686,122	$638,729	$190,314

Lending Revenue:
Revolving LOC	$—	$2,210	$28,145	$26,913	$27,911
Installment loans (4)	88,001	90,834	169,878	162,824	104,168
Total lending revenue	$88,001	$93,044	$198,023	$189,737	$132,079

Lending Provision:
Revolving LOC	$—	$—	$11,831	$9,577	$11,592
Installment loans (5)	42,523	29,045	83,181	54,711	44,585
Total lending provision	$42,523	$29,045	$95,012	$64,288	$56,177

NCOs (6)
Revolving LOC	$—	$ 1,140	$ 10,248	$ 10,055	$ 11,481
Installment loans (7)	34,664	27,311	68,152	57,739	45,729
Total NCOs	$ 34,664	$ 28,451	$ 78,400	$ 67,794	$ 57,210

NCO rate (annualized) (6) (8)
Revolving LOC	—%	15.6%	76.4%	79.2%	88.4%
Installment loans	18.4%	16.0%	44.8%	63.6%	132.8%
Total NCO rate (9)	18.4%	15.6%	44.0%	58.8%	97.6%

ALL rate (10)
Revolving LOC	—%	—%	25.1%	26.7%	25.9%

Installment loans	5.2%	4.4%	8.1%	5.4%	17.7%
Total ALL rate (11)	5.2%	4.4%	8.9%	6.6%	16.0%

31+ days past-due rate (10)
Revolving LOC	—%	—%	17.4%	19.1%	19.2%
Installment loans	9.9%	10.5%	20.5%	19.0%	19.0%
Total past-due rate(12)	9.9%	10.5%	10.1%	10.0%	9.7%
(1) On December 27, 2021, we acquired Heights Finance, which accounted for approximately $472 million of U.S. Direct Lending Installment loans as of December 31, 2021. As the period between December 27, 2021 and December 31, 2021 did not result in material loan performance, we have excluded Heights Finance from the table for the fourth quarter of 2021.

(2) Includes loan balances and activity classified as Held for Sale.
(3)Total combined gross loans receivable including receivables from installment loans originated by third-party lenders through CSO programs and guaranteed by the Company were $737.4 million,$683.1 million and $236.6 million as of June 30, 2022, March 31, 2022 and December 31, 2021, respectively, including installment loans – guaranteed by the Company of $51.3 million, $44.4 million and $46.3 million as of June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business. Total combined gross loans receivable and installment loans – guaranteed by the Company are non-GAAP measures. For a description of each non-GAAP metric, see "Non-GAAP Financial Measures.”

(4) Includes lending revenue from installment loans originated by third-party lenders through CSO programs and guaranteed by the Company of $3.9 million,$48.3 million, $49.0 million and $47.3 million for the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(5) Includes provision from installment loans originated by third-party lenders through CSO programs and guaranteed by the Company of $28.3 million, $21.7 million and $26.0 million for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(6) NCOs presented above include $0.0 million, $0.5 million, $10.3 million and $5.0 million, for the three months ended December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively, related to the purchase accounting fair value discount, which are excluded from provision.

(7) Total NCOs included NCOs for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company of $1.6 million, $27.4 million, $21.5 million and $26.07 million for the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(8) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable, then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(9) Total NCO rate included the NCO rate for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company was 24.8%, 228.8%, 189.6% and 232.4% for the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

(10) We calculate (i) Allowance for loan losses (ALL) rate and (ii) past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.
(11)Total CSO liability for losses for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company was 0%, 15.7%, 16.1% and 14.9% for the three months ended September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business. Total U.S. Direct Lending ALL and CSO liability for losses rate was 8.9%, 6.6% and 16.0% for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021, respectively.

(12) Total past-due rate included the past-due rate for installment loans originated by third-party lenders through CSO programs and guaranteed by the Company was 2.6%, 4.5% and 3.1% for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021, respectively. All balances in connection with the CSO programs were disposed of on July 8, 2022 upon closing of the divestiture of the Legacy U.S. Direct Lending business.

Table 6 - Canada Direct Lending Segment - Operating Income

(in thousands, unaudited)	Three Months Ended,					Twelve Months Ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
	2022	2022	2022	2022	2021	2022	2021

Total revenue	$77,743	$78,979	$75,540	$71,488	$70,529	303,750	257,039
Provision for losses	33,607	32,947	26,021	21,992	23,204	114,567	54,997
Net revenue	44,136	46,032	49,519	49,496	47,325	189,183	202,042
Total operating expenses	30,829	26,773	28,332	27,021	27,423	112,955	103,513
Segment operating income	$13,307	$19,259	$21,187	$22,475	$19,902	$76,228	$98,529

Table 7 - Canada Direct Lending Segment - Portfolio Performance

(in thousands, except percentages, unaudited)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Gross loans receivable:
Revolving LOC	$451,077	$439,117	$442,738	$424,485	$402,405
Installment loans	29,938	25,941	24,817	23,578	24,792
Total gross loans receivable	$481,015	$465,058	$467,555	$448,063	$427,197

Lending Revenue:
Revolving LOC	$49,915	$50,251	$47,591	$45,455	$43,943
Installment loans	12,434	12,645	11,868	11,109	11,416
Total lending revenue	$62,349	$62,896	$59,459	$56,564	$55,359

Lending Provision:
Revolving LOC	$29,620	$28,408	$22,641	$19,156	$20,080
Installment loans	3,919	4,466	3,303	2,723	2,945
Total lending provision	$33,539	$32,874	$25,944	$21,879	$23,025

NCOs
Revolving LOC	$26,715	$23,652	$20,160	$21,590	$15,112
Installment loans	3,504	4,061	2,904	2,647	2,758
Total NCOs	$30,219	$27,713	$23,064	$24,237	$17,870

NCO rate (annualized) (1)
Revolving LOC	24.0%	21.6%	18.4%	20.8%	15.6%
Installment loans	50.0%	64.0%	48.0%	43.6%	44.8%
Total NCO rate	25.6%	23.6%	20.0%	22.0%	17.6%

ALL rate (2)
Revolving LOC	8.4%	7.9%	7.2%	7.2%	8.0%
Installment loans	10.4%	10.3%	9.7%	8.8%	8.0%
Total ALL rate	8.5%	8.0%	7.4%	7.3%	8.0%

31+ days past-due rate (2)
Revolving LOC	4.1%	5.1%	4.2%	4.3%	3.2%
Installment loans	1.9%	1.0%	0.8%	1.0%	0.9%
Total past-due rate	4.0%	4.8%	4.0%	4.1%	3.1%

(1) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable; then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(2) We calculate ALL rate and past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.

Table 8 - Canada POS Lending Segment - Operating Loss/Income

(in thousands, unaudited)	Three Months Ended,					Twelve Months Ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
	2022	2022	2022	2022	2021	2022	2021

Total revenue	$35,273	$27,710	$23,154	$20,309	$14,788	106,446	34,842
Provision for losses	17,125	13,378	5,963	8,714	12,511	45,180	24,638
Net revenue	18,148	14,332	17,191	11,595	2,277	61,266	10,204
Total operating expenses	14,412	13,519	16,427	15,768	19,116	60,126	44,693
Segment operating income (loss)	$3,736	$813	$764	$(4,173)	$(16,839)	$1,140	$(34,489)

Table 9 - Canada POS Lending Segment - Portfolio Performance

(in thousands, except percentages, unaudited)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Revolving LOC
Total gross loans receivable	$833,438	$690,270	$627,163	$541,776	$459,176
Total lending revenue	$31,255	$24,575	$20,846	$18,655	$13,704
Total lending provision	$17,125	$13,379	$5,963	$8,714	$12,511
NCOs (1)	$8,672	$6,114	$3,537	$2,727	$1,731
NCO rate (annualized) (1)(2)	4.4%	3.6%	2.4%	2.0%	2.0%
ALL rate (3)	4.9%	4.8%	4.5%	5.1%	4.8%
31+ days past-due rate (3)	2.9%	3.6%	2.8%	1.8%	1.5%
(1) NCOs presented above include $0.8 million for the three months ended December 31, 2021 of NCOs related to the purchase accounting fair value discount, which are excluded from provision.
(2) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable then annualized the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(3) We calculate ALL rate and past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures,” including:
•Adjusted Net Income ("ANI") and Adjusted Earnings Per Share, or the Adjusted Earnings Measures (net income plus or minus certain legal and other costs, income or loss from equity method investment, goodwill and intangible asset impairments, transaction-related costs, restructuring costs, loss on extinguishment of debt, adjustments related to acquisition accounting, share-based compensation, intangible asset amortization, gain on sale of business, changes in fair value of contingent consideration, certain tax adjustments and cumulative tax effect of applicable adjustments, on a total and per share basis); and
•Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in the Consolidated Financial Statements). As a result of the sale of the Legacy U.S. Direct Lending business, we no longer guarantee loans originated by third-party lenders through CSO programs.

We believe that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of our operations. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of the business that, when viewed with our U.S. GAAP results, provide a more complete understanding of factors and trends affecting the business.
We believe that investors regularly rely on non-GAAP financial measures to assess operating performance and that such measures may highlight trends in the business that may not otherwise be apparent when relying on financial measures calculated in accordance with U.S. GAAP. In addition, we believe that the adjustments shown above are useful to investors to allow them to compare our financial results during the periods shown without the effect of each of these income or expense items. In addition, we believe that these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of public companies in our industry, many of which present non-GAAP financial measures when reporting their results.

In addition to reporting loans receivable information in accordance with U.S. GAAP, we provide Gross Combined Loans Receivable consisting of owned loans receivable plus loans originated by third-party lenders through the CSO programs, which we guaranteed but do not include in the Consolidated Financial Statements. Management believes this analysis provides investors with important information needed to evaluate overall lending performance. As noted above, we no longer provide these guarantees to third-party lenders as a result of the sale of the Legacy U.S. Direct Lending business.

Non-GAAP financial measures should not be considered as alternatives to income, segment operating income or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with U.S. GAAP. Readers should consider the information in addition to, but not instead of or superior to, the financial statements prepared in accordance with U.S. GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Description and Reconciliations of Non-GAAP Financial Measures
Non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our income or cash flows as reported under U.S. GAAP. Some of these limitations are:
•they do not include cash expenditures or future requirements for capital expenditures or contractual commitments;
•they do not include changes in, or cash requirements for, working capital needs;
•they do not include the interest expense, or the cash requirements necessary to service interest or principal payments on debt;
•depreciation and amortization are non-cash expense items reported in the statements of cash flows; and
•other companies in our industry may calculate these measures differently, limiting their usefulness as comparative measures.

We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at quarter-end. If we record a loss under U.S. GAAP, shares outstanding utilized to calculate Diluted Loss per Share are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings per Share reflect the number of diluted shares we would have reported if reporting net income under U.S. GAAP. If we record an Adjusted Loss per Share, shares outstanding utilized to calculate Diluted Loss per Share are equivalent to basic shares outstanding.

We believe investors use the non-GAAP measures we present to analyze operating performance and to evaluate our ability to incur and service debt and the capacity for making capital expenditures.

Table 10 - Reconciliation of Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, non-GAAP measures

	Three Months Ended,					Twelve Months Ended,
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(in thousands, except per share data, unaudited)	2022	2022	2022	2022	2021	2022	2021
Net (loss) income	$(186,393)	$25,653	$(26,080)	$1,336	$(28,879)	($ 185,484)	$ 59,334
Adjustments:
Restructuring costs (1)	13,084	739	1,146	1,069	1,303	16,038	12,717
Legal and other costs (2)	406	46	950	87	1,764	1,489	2,134
Loss (income) from equity method investment (3)	1,932	2,309	1,328	(1,584)	(2,982)	3,985	(3,658)
Gain from equity method investment (4)	—	—	—	—	—	—	(135,387)
Transaction costs (5)	1,116	10,063	(168)	168	8,924	11,179	15,406
Acquisition-related adjustments (6)	(2,713)	(2,883)	3,371	221	4,162	(2,004)	13,949
Change in fair value of contingent consideration (7)	—	(11,355)	4,014	(264)	2,384	(7,605)	6,209
Loss on extinguishment of debt (8)	689	3,702	—	—	—	4,391	42,262
Share-based compensation (9)	3,998	1,448	4,417	4,093	3,828	13,956	13,976
Intangible asset amortization (10)	3,101	3,151	3,524	2,977	1,811	12,753	6,282
Gain on sale of business (11)	—	(68,443)	—	—	—	(68,443)	—
Goodwill impairment (12)	145,241	—	—	—	—	145,241	—
Cumulative tax effect of adjustments (13)	(12,745)	23,677	(3,788)	(1,828)	(4,603)	5,316	8,455
Adjusted net (loss) income	$(32,284)	$(11,893)	$(11,286)	$6,275	$(12,288)	$(49,188)	$ 41,679

Net (loss) income	$(186,393)	$25,653	$(26,080)	$1,336	$(28,879)	($ 185,484)	$ 59,334
Diluted weighted average shares outstanding	40,488	40,835	40,376	41,308	40,254	40,428	43,143
Adjusted diluted weighted average shares outstanding	40,488	40,835	40,376	41,308	42,389	40,428	43,143
Diluted (loss) earnings per share	$(4.60)	$0.63	$(0.65)	$0.03	$(0.72)	$(4.59)	$1.38
Per share impact of adjustments to net income (loss)	3.80	(0.92)	0.37	0.12	0.43	3.37	(0.41)
Adjusted diluted (loss) earnings per share	$(0.80)	$(0.29)	$(0.28)	$0.15	$(0.29)	($ 1.22)	$ 0.97

(1)	Restructuring costs primarily related to U.S. and Canada store closures and other cost saving initiatives.
(2)	Legal and other costs primarily related to settlement costs related to certain legal matters.
(3)	Share of Katapult's U.S. GAAP net income or loss, recognized on a one quarter lag.
(4)	Gain on investment in Katapult recorded as a result of the completion of its reverse merger with FinServ.
(5)	Transaction costs primarily related to the sale of the Legacy U.S. Direct Lending business in July 2022, the acquisition of First Heritage in July 2022 and the acquisition of Heights Finance in December 2021.
(6)	During 2022, acquisition-related adjustments related to the Heights Finance and First Heritage acquisitions. During 2022 and 2021, acquisition-related adjustments related to the Flexiti acquisition.
(7)	Adjustments related to the fair value of the contingent consideration related to the acquisition of Flexiti.
(8)	On July 30, 2021, we entered into new 7.50% Senior Secured Notes due 2028, which were used on August 12, 2021 to extinguish the 8.25% Senior Secured Notes due 2025. During the three and nine months ended December 30, 2021, $40.2 million from the loss on the extinguishment of debt was due to the early redemption of the 8.25% Senior Secured Notes due 2025. An additional $2.1 million of interest was incurred for the year ended December 30, 2021, which represents interest on the 8.25% Senior Secured Notes due 2025 for the period between July 30, 2021 and August 12, 2021, the period during which the 8.25% Senior Secured Notes and 7.50% Senior Secured Notes were outstanding.

During three months September 30, 2022, $3.1 million of the loss on extinguishment of debt was due to the early extinguishment of the U.S. SPV on July 8, 2022 upon the completion of the divestiture of our Legacy U.S.Direct Lending business to Community Choice Financial, and $0.6 million was due to the extinguishment of the Heights Finance SPV on July 15, 2022.

During three months December 31, 2022, $0.7 million of the loss on extinguishment of debt was due to the Flexiti SPF loan settlement.
(9)	Estimated fair value of share-based awards was recognized as non-cash compensation expense on a straight-line basis over the vesting period.
(10)	Intangible asset amortization primarily included amortization of identifiable intangible assets established in connection with the acquisitions of Flexiti in March 2021, Heights Finance in December 2021 and First Heritage in July 2022.
(11)	Gain on the divestiture of its Legacy U.S. Direct Lending business to Community Choice Financial in July 2022.

(12)	Goodwill impairment charge of $107.8 million recorded on the U.S. Direct Lending reporting unit and $37.4 million recorded on the Canada POS Lending reporting unit during the fourth quarter of 2022.
(13)	Cumulative tax effect of adjustments included in Reconciliation of Net (loss) income to Adjusted net (loss) income table is calculated using the estimated incremental tax rate by country.
Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters, such as future financial and operational performance, including our ability to provide long-term value and return to our investors, reduction in operating expenses and our belief in the usefulness of the various non-GAAP financial measures used in this release. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” "anticipate," “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: risks relating to the uncertainty of projected financial and operational information and forecasts, including errors in our internal forecasts; our ability to manage growth; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-arty financing; our level of indebtedness; the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or health conditions or events; actions of regulators and the negative impact of those actions on our business; our ability to successfully integrate acquired businesses; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

All product names, logos, brands, trademarks and registered trademarks are property of their respective owners.

Investor Relations:
Izzy Dawood
Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

(CURO-NWS)